Exhibit 99.1

Visa Inc. Posts Strong Fiscal Third Quarter 2011 Earnings Results and Authorizes New $1 Billion Share Repurchase Program

•	GAAP quarterly net income of $1.0 billion including a non-operating gain related to the Visa Europe put option revaluation

•	Adjusted quarterly net income of $883 million or $1.26 per diluted class A common share excluding the revaluation of the Visa Europe put option

•	The Company authorized a new $1 billion share repurchase program

SAN FRANCISCO, CA, July 27, 2011 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal third quarter 2011 ended June 30, 2011. GAAP net income for the quarter, inclusive of a non-cash, non-operating gain related to the Company’s revaluation of its Visa Europe put option, was $1.0 billion.

On an adjusted basis, which excludes the revaluation of the Company’s Visa Europe put option, net income for the quarter was $883 million, an increase of 23% over the prior year, and diluted class A common stock earnings per share were $1.26, an increase of 29% over the prior year. The weighted-average number of diluted class A common shares outstanding was approximately 704 million. The Company’s adjusted quarterly net income per class A common shares outstanding is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the accompanying financial tables.

GAAP net operating revenue in the fiscal third quarter of 2011 was $2.3 billion, an increase of 14% over the prior year and driven by strong double-digit growth in service revenues, data processing revenues and international transaction revenues. Currency fluctuations contributed two percentage points of growth towards quarterly net operating revenues.

“Visa delivered another quarter of strong financial and operational performance as we benefitted from growth in global payments volume, and solid cross border and processed transaction growth,” said Joseph Saunders, Chairman and Chief Executive Officer of Visa Inc. “As we address the new regulatory landscape, we are prepared to deliver on our financial goals and remain an industry leading growth company in the global transactions space.”

“Visa is a diverse global enterprise, with strong positions in both developed and emerging markets around the world, and we are committed to further diversifying our business and accelerating growth in key markets worldwide,” said Saunders. “We are executing on our growth strategy, investing heavily in innovation and taking important steps to bring new products and solutions to our partners and consumers.”

Fiscal Third Quarter 2011 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2011, on which fiscal third quarter service revenue is recognized, was a positive 13% over the prior year at $862 billion.

Payments volume growth, on a constant dollar basis, for the three months ended June 30, 2011, was a positive 13% over the prior year at $941 billion.

Cross border volume growth, on a constant dollar basis, was a positive 14% for the three months ended June 30, 2011.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended June 30, 2011, were 13 billion, a positive 11% increase over the prior year.

For the fiscal third quarter 2011, service revenues were $1.1 billion, an increase of 21% versus the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 12% over the prior year to $886 million. International transaction revenues, which are driven by cross border payments volume, grew 15% over the prior year to $662 million. Other revenues, which include the Visa Europe licensing fee, were $167 million, a 10% decrease over the prior year. Client incentives, which are a contra revenue item, were $448 million and represents 16% of gross revenues.

Total operating expenses on a GAAP basis were $977 million for the quarter, a 10% increase over the prior year.

Cash, cash equivalents, restricted cash, and available-for-sale investment securities were $6.7 billion at June 30, 2011.

Visa’s effective tax rate was 38% for the quarter ended June 30, 2011, excluding the revaluation of the Visa Europe put option.

Notable Events:

On June 6, 2011, the Company acquired Fundamo, a leading platform provider of mobile financial services for mobile network operators and financial institutions in developing economies, for total consideration of approximately $110 million paid with cash on hand. In addition, the Company announced a new, long-term commercial agreement with Monitise plc, a leading provider of mobile money solutions for financial institutions in more developed geographies. The combination of acquiring Fundamo and expanding the relationship with Monitise will enable Visa to deliver best-in-class mobile financial services and payments capabilities to consumers across the full spectrum of uses, geographies and mobile environments from basic services on simple handsets to more advanced services for smart phone owners.

During the quarter, the Company received regulatory approval for the sale of its 10 percent investment in Visa Vale issuer Companhia Brasileira de Soluções e Serviços, or CBSS, to Banco do Brasil and Bradesco. This resulted in a pre-tax gain, net of transaction costs, of $85 million recognized in the investment income net line on the consolidated statements of operations. The amount of the gain net of tax was $44 million.

During the three months ended June 30, 2011, the Company repurchased approximately 13.7 million class A common shares, at an average price of $77.36 per share, for a total cost of $1.1 billion.

As announced on July 22, 2011, the Board of Directors declared a quarterly dividend in the aggregate amount of $0.15 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on September 7, 2011, to all holders of record of the Company’s class A, class B and class C common stock as of August 19, 2011.

Today, the Company announces that its Board of Directors has authorized a new $1 billion class A share repurchase program. The authorization will be in place through July 20, 2012, and is subject to further change at the discretion of the Board.

Financial Outlook:

Visa Inc. updates its financial outlook for the following metric for 2011:

•	Capital expenditures: Moderately above $300 million.

Visa Inc. affirms its financial outlook for the following metrics through 2011:

•	Annual net revenue growth: 11% to 15% range;

•	Client incentives as a percent of gross revenues: top end of the 16% to 16.5% range;

•	Marketing expenses: Less than $900 million;

•	Annual operating margin: About 60%;

•	GAAP tax rate: 36.5% to 37% range, excluding the revaluation of the Visa Europe put option;

•	Annual diluted class A common stock earnings per share growth of greater than 20%; and

•	Annual free cash flow in excess of $3 billion.

Visa Inc. affirms its financial outlook for the following metrics through 2012:

•	Annual net revenue growth: high single to low double digit range; and

•	Annual diluted class A common stock earnings per share growth: mid to high teens range.

Fiscal Third Quarter 2011 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) today to discuss the financial results and business highlights All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks—VisaNet—that is capable of handling more than 20,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

Forward Looking Statements:

This press release contains forward–looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “expect,” “will,” “continue” and similar references to the future. Examples of such forward–looking statements include, but are not limited to, statements we make about gross and net revenue, client incentive payments, expenses, operating margin, tax rate, earnings per share, capital expenditures, free cash flow and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of new laws, regulations and marketplace barriers, particularly the rules recently promulgated under the Wall Street Reform and Consumer Protection Act, including:

•	rules expanding issuers’ and retailers’ choice among debit payment networks;

•	rules capping debit interchange rates;

•	the spread of regulation of debit payments to credit and other product categories;

•	the spread of U.S. regulations to other countries;

•	rules about consumer privacy and data use and security; and

•	designation as a systemically important payment system;

•	developments in current or future disputes and our ability to absorb their impact, including interchange; currency conversion; and tax;

•	macroeconomic factors such as:

•	global economic, political, health, environmental and other conditions;

•	cross-border activity and currency exchange rates; and

•	material changes in our clients’ performance compared to our estimates;

•	industry and systemic developments, such as:

•	competitive pressure on client pricing and in the payments industry generally;

•	bank and merchant consolidation and their increased focus on payment card costs;

•	disintermediation from the payments value stream through government actions or bilateral agreements;

•	adverse changes in our relationships and reputation;

•	our clients’ failure to fund settlement obligations we have guaranteed;

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	rapid technological developments;

•	account data breaches and increased fraudulent and other illegal activity involving our cards; and

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	failure to integrate successfully CyberSource, PlaySpan, Fundamo or other acquisitions;

•	changes in accounting principles or treatment; and

the other factors discussed in our most recent Annual Report on Form 10–K. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward–looking statement, because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 415-932-2213, ir@visa.com

Media Relations: Will Valentine, 415-932-2564, globalmedia@visa.com

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,055	$873	$3,156	$2,585
Data processing revenues	886	792	2,553	2,285
International transaction revenues	662	574	1,916	1,671
Other revenues	167	183	484	546
Client incentives	(448)	(393)	(1,304)	(1,139)

Total operating revenues	2,322	2,029	6,805	5,948

Operating Expenses
Personnel	363	285	1,071	869
Network and processing	91	103	251	306
Marketing	251	277	631	731
Professional fees	84	77	222	178
Depreciation and amortization	74	63	211	187
General and administrative	114	87	319	242
Litigation provision	—	—	6	(41)

Total operating expenses	977	892	2,711	2,472

Operating income	1,345	1,137	4,094	3,476

Other Income (Expense)
Interest expense	(11)	(13)	(19)	(57)
Investment income, net	88	1	107	29
Other	121	(3)	120	(5)

Total other income (expense)	198	(15)	208	(33)

Income before income taxes	1,543	1,122	4,302	3,443
Income tax provision	539	406	1,534	1,252

Net income including non-controlling interest	1,004	716	2,768	2,191
Loss attributable to non-controlling interest	1	—	2	1

Net income attributable to Visa Inc.	$1,005	$716	$2,770	$2,192

Basic earnings per share
Class A common stock	$1.43	$0.97	$3.90	$2.97

Class B common stock	$0.70	$0.56	$1.97	$1.72

Class C common stock	$1.43	$0.97	$3.90	$2.97

Basic weighted-average shares outstanding
Class A common stock	521	494	506	478

Class B common stock	245	245	245	245

Class C common stock	59	99	78	117

Diluted earnings per share
Class A common stock	$1.43	$0.97	$3.89	$2.96

Class B common stock	$0.70	$0.55	$1.96	$1.71

Class C common stock	$1.43	$0.97	$3.89	$2.96

Diluted weighted-average shares outstanding
Class A common stock	704	738	712	742

Class B common stock	245	245	245	245

Class C common stock	59	99	78	117

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2011	September 30, 2010
	(in millions, except par value data)
Assets
Cash and cash equivalents	$3,600	$3,867
Restricted cash - litigation escrow	2,927	1,866
Investment securities
Trading	65	60
Available-for-sale	155	124
Settlement receivable	405	402
Accounts receivable	551	476
Customer collateral	897	899
Current portion of client incentives	195	175
Current portion of deferred tax assets	507	623
Prepaid expenses and other current assets	214	242

Total current assets	9,516	8,734
Restricted cash - litigation escrow	—	70
Investment securities, available-for-sale	7	24
Client incentives	109	101
Property, equipment and technology, net	1,510	1,357
Other assets	184	197
Intangible assets, net	11,453	11,478
Goodwill	11,668	11,447

Total assets	$34,447	$33,408

Liabilities
Accounts payable	$93	$137
Settlement payable	465	406
Customer collateral	897	899
Accrued compensation and benefits	334	370
Client incentives	606	418
Accrued liabilities	611	625
Current portion of long-term debt	13	12
Current portion of accrued litigation	512	631

Total current liabilities	3,531	3,498
Long-term debt	22	32
Accrued litigation	—	66
Deferred tax liabilities	4,254	4,181
Other liabilities	588	617

Total liabilities	8,395	8,394

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	$—	$—
Class A common stock, $0.0001 par value, 2,001, 622 shares authorized, 519 and 493 shares issued and outstanding at June 30, 2011 and September 30, 2010, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at June 30, 2011 and September 30, 2010	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 52 and 97 shares issued and outstanding at June 30, 2011 and September 30, 2010, respectively	—	—
Additional paid-in capital	20,056	20,794
Accumulated income	6,130	4,368
Accumulated other comprehensive income (loss), net
Investment securities, available-for-sale	—	3
Defined benefit pension and other postretirement plans	(112)	(115)
Derivative instruments classified as cash flow hedges	(33)	(40)
Foreign currency translation gain	9	1

Total accumulated other comprehensive loss, net	(136)	(151)

Total Visa Inc. stockholders’ equity	26,050	25,011
Non-controlling interest	2	3

Total equity	26,052	25,014

Total liabilities and equity	$34,447	$33,408

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended June 30,
	2011	2010
	(in millions)
Operating Activities
Net income including non-controlling interest	$2,768	$2,191
Adjustments to reconcile net income including non-controlling interest to net cash provided by (used in) operating activities:
Amortization of client incentives	1,304	1,139
Fair value adjustment for the Visa Europe put option	(122)	—
Share-based compensation	122	95
Excess tax benefit for share-based compensation	(12)	(13)
Depreciation and amortization of property, equipment and technology and intangible assets	211	187
Litigation provision and accretion	15	(18)
Net recognized gain on investment securities, including other-than-temporary impairment	(3)	(17)
Net recognized (gain) loss on other investments, including other-than-temporary impairment	(86)	3
Deferred income taxes	169	190
Other	(18)	(9)
Change in operating assets and liabilities:
Trading securities	(5)	3
Settlement receivable	3	189
Accounts receivable	(70)	(57)
Client incentives	(1,144)	(999)
Other assets	30	(27)
Accounts payable	(47)	(62)
Settlement payable	52	(188)
Accrued compensation and benefits	(37)	(107)
Accrued and other liabilities	74	195
Accrued litigation	(200)	(897)

Net cash provided by operating activities	3,004	1,798

Investing Activities
Acquisitions, net of cash received of $22	(268)	—
Purchases of property, equipment and technology	(236)	(144)
Proceeds from disposal of property, equipment and technology	—	1
Distributions from money market investment	—	85
Investment securities, available-for-sale:
Purchases	(50)	(1)
Proceeds from sales and maturities	35	50
Purchases of / contributions to other investments	(10)	(3)
Proceeds / distributions from other investments	104	2

Net cash used in investing activities	(425)	(10)

Financing Activities
Repurchase of class A common stock	(1,600)	(664)
Dividends paid	(320)	(278)
Deposits into litigation escrow account - retrospective responsibility plan	(1,200)	(500)
Payment from litigation escrow account - retrospective responsibility plan	210	210
Cash proceeds from exercise of stock options	63	36
Excess tax benefit for share-based compensation	12	13
Principal payments on debt	(9)	(9)
Principal payments on capital lease obligations	(10)	(10)

Net cash used in financing activities	(2,854)	(1,202)

Effect of exchange rate changes on cash and cash equivalents	8	2

(Decrease) increase in cash and cash equivalents	(267)	588
Cash and cash equivalents at beginning of year	3,867	4,617

Cash and cash equivalents at end of period	$3,600	$5,205

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$1,251	$977
Amounts included in accounts payable and accrued and other liabilities related to purchases of property, equipment and technology	$17	$15
Interest payments on debt	$2	$3

VISA INC.

FISCAL 2010 AND 2011 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2010 Quarter Ended		Fiscal 2011 Quarter Ended
	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011
	(in millions)
Operating Revenues
Service revenues	$873	$912	$1,008	$1,093	$1,055
Data processing revenues (1)	792	840	844	823	886
International transaction revenues	574	619	630	624	662
Other revenues (2)	183	167	161	156	167
Client incentives	(393)	(421)	(405)	(451)	(448)

Total operating revenues	2,029	2,117	2,238	2,245	2,322

Operating Expenses
Personnel	285	353	357	351	363
Network and processing (1)	103	119	80	80	91
Marketing (2)	277	233	197	183	251
Professional fees	77	108	61	77	84
Depreciation and amortization	63	78	67	70	74
General and administrative	87	117	110	95	114
Litigation provision	—	(4)	—	6	—

Total operating expenses	892	1,004	872	862	977

Operating income (1) (2)	1,137	1,113	1,366	1,383	1,345

Other Income (Expense)
Interest (expense) income	(13)	(15)	4	(12)	(11)
Investment income, net	1	20	10	9	88
Other	(3)	77	2	(3)	121

Total other (expense) income	(15)	82	16	(6)	198

Income before income taxes	1,122	1,195	1,382	1,377	1,543
Income tax provision	406	422	498	497	539

Net income including non-controlling interest	716	773	884	880	1004
Loss attributable to non-controlling interest	—	1	—	1	1

Net income attributable to Visa Inc. (1) (2)	$716	$774	$884	$881	$1,005

(1)

As previously announced, beginning in the first quarter of fiscal 2011, the Company changed its presentation for non-Visa transactions pass-through revenues and expenses from a gross reporting to a net reporting basis. Previously, pass-through revenues were recorded in data processing and related expenses were recorded in network and processing. This change in presentation does not impact operating income or net income attributable to Visa Inc. as revenue and expense amounts completely offset. On a quarterly basis, related fiscal 2010 revenues and expenses were $35 million in Q3 and $38 million in Q4. These amounts will not recur in fiscal 2011 as a result of this change in presentation.

(2)

As previously announced, as a result of certain contractual changes relating to our Visa Extras rewards platform, certain fiscal 2010 revenues recorded in other revenues, and expenses recorded in marketing, will not recur in fiscal 2011. These changes do not impact operating income or net income attributable to Visa Inc. as revenue and expense amounts completely offset. On a quarterly basis, related fiscal 2010 revenues and expenses were $27 million in Q3 and $7 million in Q4.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended June 30, 2011, as well as the prior four quarterly reporting periods and the 12 months ended June 30, 2011 and 2010, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended June 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$377	21.8%	12.4%	$246	24.4%	13.7%	2,744	$130	17.2%	10.1%	593
Canada	60	13.7%	7.7%	55	14.3%	8.4%	474	5	6.9%	1.3%	10
CEMEA	204	32.1%	26.8%	35	42.9%	36.7%	530	169	30.1%	24.9%	991
LAC	245	32.2%	23.3%	86	38.3%	28.7%	1,830	159	29.1%	20.5%	911
US	624	10.2%	10.2%	518	10.5%	10.5%	10,415	106	8.8%	8.8%	901

Visa Inc.	1,510	19.0%	14.7%	941	17.3%	13.5%	15,993	569	22.1%	16.7%	3,407
Visa Credit Programs
US	$235	9.7%	9.7%	$224	9.8%	9.8%	2,569	$11	6.1%	6.1%	17
Rest of World	399	24.8%	15.5%	348	25.2%	15.7%	4,056	52	22.1%	14.8%	180

Visa Inc.	634	18.7%	13.3%	571	18.7%	13.3%	6,625	62	18.9%	13.1%	197
Visa Debit Programs
US	$390	10.5%	10.5%	$295	10.9%	10.9%	7,846	$95	9.1%	9.1%	885
Rest of World	487	27.4%	20.2%	75	35.5%	26.3%	1,522	412	26.0%	19.1%	2,326

Visa Inc.	876	19.3%	15.7%	369	15.2%	13.7%	9,368	507	22.5%	17.1%	3,211

	For the 3 Months Ended March 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$352	18.7%	12.4%	$230	18.5%	11.8%	2,629	$121	19.0%	13.5%	578	476	573
Canada	52	12.3%	7.3%	48	11.4%	6.5%	420	5	21.2%	15.8%	9	25	33
CEMEA	177	26.5%	24.9%	30	33.8%	31.2%	483	147	25.1%	23.7%	906	226	225
LAC	222	26.8%	20.5%	77	32.5%	25.9%	1,740	145	23.9%	17.8%	860	360	389
US	576	11.2%	11.2%	477	11.6%	11.6%	9,580	99	9.2%	9.2%	839	510	650

Visa Inc.	1,379	17.2%	14.4%	862	15.7%	13.1%	14,853	517	19.9%	16.6%	3,193	1,598	1,870
Visa Credit Programs
US	$209	7.6%	7.6%	$199	9.1%	9.1%	2,283	$10	-15.7%	-15.7%	15	197	256
Rest of World	364	19.2%	13.2%	318	19.1%	12.9%	3,825	46	19.9%	15.5%	163	444	504

Visa Inc.	573	14.7%	11.1%	517	15.1%	11.4%	6,108	56	11.7%	8.5%	177	641	760
Visa Debit Programs
US	$367	13.3%	13.3%	$278	13.4%	13.4%	7,297	$89	12.8%	12.8%	824	312	395
Rest of World	439	24.4%	19.9%	68	31.8%	26.1%	1,448	372	23.2%	18.9%	2,192	644	715

Visa Inc.	806	19.1%	16.8%	345	16.6%	15.7%	8,745	461	21.0%	17.6%	3,016	956	1,110

Operational Performance Data

	For the 3 Months Ended December 31, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$361	13.6%	7.9%	$240	21.9%	15.3%	2,767	$121	0.2%	-4.1%	591	473	571
Canada	58	12.1%	7.6%	53	11.3%	6.8%	467	5	22.8%	17.9%	9	25	33
CEMEA	184	25.6%	26.6%	30	32.8%	31.5%	478	154	24.3%	25.7%	955	219	222
LAC	233	21.4%	19.0%	81	26.0%	25.8%	1,822	151	19.1%	15.6%	914	358	387
US	591	11.5%	11.5%	493	12.5%	12.5%	9,999	98	7.0%	7.0%	850	530	685

Visa Inc.	1,427	15.3%	13.3%	898	16.6%	14.5%	15,533	530	13.2%	11.3%	3,319	1,605	1,898
Visa Credit Programs
US	$226	5.4%	5.4%	$216	7.6%	7.6%	2,534	$10	-27.0%	-27.0%	16	205	267
Rest of World	381	20.1%	15.2%	334	19.8%	14.7%	4,008	48	22.6%	18.7%	167	442	503

Visa Inc.	608	14.2%	11.3%	550	14.7%	11.8%	6,542	58	9.5%	6.9%	183	647	770
Visa Debit Programs
US	$365	15.8%	15.8%	$277	16.6%	16.6%	7,465	$88	13.1%	13.1%	834	324	419
Rest of World	454	16.5%	14.1%	71	33.3%	30.0%	1,526	384	13.8%	11.6%	2,302	633	709

Visa Inc.	820	16.1%	14.8%	348	19.7%	19.1%	8,991	472	13.7%	11.9%	3,136	957	1,127

	For the 3 Months Ended September 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$326	16.2%	11.9%	$212	16.2%	12.2%	2,681	$114	16.2%	11.4%	595	467	556
Canada	53	10.4%	7.4%	49	10.2%	7.2%	450	5	12.0%	8.9%	9	24	32
CEMEA	164	22.1%	23.3%	27	26.4%	27.5%	418	137	21.3%	22.4%	860	208	212
LAC	204	22.4%	20.2%	69	24.0%	23.8%	1,634	135	21.6%	18.4%	873	356	385
US	574	12.3%	12.3%	474	13.5%	13.5%	9,758	100	7.1%	7.1%	870	502	668

Visa Inc.	1,320	15.8%	14.4%	830	15.1%	13.9%	14,941	491	16.9%	15.2%	3,207	1,557	1,852
Visa Credit Programs
US	$217	3.3%	3.3%	$207	6.4%	6.4%	2,431	$10	-35.9%	-35.9%	17	208	269
Rest of World	338	14.6%	11.6%	295	14.5%	11.5%	3,835	43	15.3%	12.5%	157	439	501

Visa Inc.	555	9.9%	8.2%	503	11.0%	9.3%	6,266	53	0.2%	-1.6%	174	647	770
Visa Debit Programs
US	$356	18.6%	18.6%	$266	19.7%	19.7%	7,327	$90	15.7%	15.7%	853	294	399
Rest of World	409	22.2%	20.1%	61	34.2%	32.4%	1,347	348	20.3%	18.1%	2,180	616	683

Visa Inc.	765	20.5%	19.4%	327	22.1%	21.8%	8,675	438	19.3%	17.6%	3,033	910	1,082

	For the 3 Months Ended June 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$309	19.3%	12.4%	$198	19.9%	12.5%	2,580	$111	18.1%	12.3%	581	458	545
Canada	53	17.5%	7.5%	48	18.1%	8.1%	434	5	11.5%	2.1%	9	24	31
CEMEA	154	27.0%	25.7%	24	30.9%	28.5%	394	130	26.3%	25.2%	852	203	204
LAC	185	23.2%	16.3%	62	25.8%	21.1%	1,519	123	21.9%	14.0%	849	353	382
US	567	12.1%	12.1%	469	13.8%	13.8%	9,515	97	4.9%	4.9%	855	492	675

Visa Inc.	1,269	17.3%	14.1%	802	16.8%	14.0%	14,441	467	18.0%	14.3%	3,145	1,530	1,837
Visa Credit Programs
US	$214	2.3%	2.3%	$204	5.9%	5.9%	2,347	$10	-39.3%	-39.3%	17	210	274
Rest of World	320	18.7%	11.7%	278	18.6%	11.6%	3,679	42	19.3%	12.4%	155	436	499

Visa Inc.	534	11.5%	7.9%	481	12.9%	9.2%	6,026	53	0.2%	-3.1%	171	646	772
Visa Debit Programs
US	$353	19.1%	19.1%	$266	20.6%	20.6%	7,168	$87	14.8%	14.8%	838	282	401
Rest of World	382	24.5%	19.3%	55	38.0%	31.0%	1,248	327	22.4%	17.5%	2,136	601	664

Visa Inc.	735	21.8%	19.2%	321	23.3%	22.4%	8,415	414	20.7%	17.0%	2,974	884	1,065

Operational Performance Data

	For the 12 Months Ended June 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,416	17.6%	11.1%	$929	20.3%	13.3%	10,821	$487	12.6%	7.2%	2,357
Canada	224	12.2%	7.5%	204	11.9%	7.2%	1,811	19	15.3%	10.5%	38
CEMEA	729	26.7%	25.5%	122	34.3%	32.0%	1,909	607	25.3%	24.2%	3,713
LAC	903	25.7%	20.8%	313	30.3%	26.2%	7,025	590	23.4%	18.1%	3,558
US	2,365	11.3%	11.3%	1,962	12.0%	12.0%	39,753	403	8.0%	8.0%	3,460

Visa Inc.	5,637	16.9%	14.2%	3,530	16.2%	13.8%	61,320	2,106	18.0%	14.9%	13,126
Visa Credit Programs
US	$887	6.5%	6.5%	$846	8.2%	8.2%	9,817	$41	-20.5%	-20.5%	65
Rest of World	1,482	19.8%	14.0%	1,294	19.7%	13.8%	15,724	188	20.1%	15.4%	666

Visa Inc.	2,369	14.4%	11.0%	2,140	14.9%	11.5%	25,541	229	10.0%	6.8%	731
Visa Debit Programs
US	$1,478	14.4%	14.4%	$1,116	15.0%	15.0%	29,935	$362	12.6%	12.6%	3,395
Rest of World	1,789	22.6%	18.5%	274	33.7%	28.5%	5,843	1,515	20.7%	16.8%	9,000

Visa Inc.	3,267	18.7%	16.6%	1,390	18.2%	17.4%	35,778	1,877	19.1%	16.0%	12,395

	For the 12 Months Ended June 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,205	22.8%	13.6%	$772	21.3%	11.3%	10,056	$433	25.5%	18.0%	2,237	458	545
Canada	199	14.9%	3.0%	182	17.4%	5.2%	1,663	17	-6.5%	-16.3%	35	24	31
CEMEA	575	13.4%	14.6%	91	21.3%	17.6%	1,425	484	12.1%	14.0%	3,155	203	204
LAC	718	23.5%	14.3%	240	27.3%	18.6%	5,837	478	21.7%	12.3%	3,355	353	382
US	2,126	6.1%	6.1%	1,752	8.1%	8.1%	35,241	373	-2.2%	-2.2%	3,142	492	675

Visa Inc.	4,823	13.6%	10.0%	3,038	13.5%	9.8%	54,222	1,785	13.7%	10.4%	11,926	1,530	1,837
Visa Credit Programs
US	$833	-5.4%	-5.4%	$782	-0.4%	-0.4%	9,139	$51	-46.5%	-46.5%	73	210	274
Rest of World	1,238	17.7%	8.6%	1,081	19.4%	9.8%	14,222	157	7.1%	1.1%	573	436	499

Visa Inc.	2,071	7.2%	2.7%	1,862	10.2%	5.4%	23,361	208	-14.1%	-16.7%	646	646	772
Visa Debit Programs
US	$1,292	15.2%	15.2%	$971	16.0%	16.0%	26,101	$322	12.7%	12.7%	3,069	282	401
Rest of World	1,460	22.5%	17.3%	205	36.1%	26.0%	4,759	1,255	20.5%	16.0%	8,210	601	664

Visa Inc.	2,752	18.9%	16.3%	1,175	19.0%	17.7%	30,860	1,577	18.8%	15.3%	11,280	884	1,065

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September, 2009, Pakistan and Afghanistan were moved from the AP to CEMEA region. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Jun 30, 2011	20%	14%
Mar 31, 2011	16%	13%
Dec 31, 2010	16%	15%
Sep 30, 2010	16%	16%
Jun 30, 2010	20%	17%
12 Months Ended
Jun 30, 2011	17%	14%
Jun 30, 2010	8%	6%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Jun 30, 2011	13,038	11%
Mar 31, 2011	12,040	13%
Dec 31, 2010	12,580	15%
Sep 30, 2010	12,119	16%
Jun 30, 2010	11,721	14%
12 Months Ended
Jun 30, 2011	49,778	14%
Jun 30, 2010	43,755	12%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Jun 30, 2011	1,045	38%
Mar 31, 2011	1,018	38%
Dec 31, 2010	987	40%
Sep 30, 2010	829	36%
Jun 30, 2010	758	31%
12 Months Ended
Jun 30, 2011	3,879	38%
Jun 30, 2010	2,814	31%